UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 23, 2018

Federal National Mortgage Association
(Exact name of registrant as specified in its charter)

Federally chartered corporation	0-50231	52-0883107	3900 Wisconsin Avenue, NW Washington, DC 20016	(800) 2FANNIE (800-232-6643)
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)	(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

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Emerging growth company ☐
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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 23, 2018, Fannie Mae (formally, the Federal National Mortgage Association) announced that the company separated the role of President and Chief Executive Officer, and appointed David C. Benson, age 58, as President of the company, effective August 6, 2018. In this role, Mr. Benson will report to the Chief Executive Officer and manage the day-to-day business and operations of the company, including the ongoing execution of the company’s strategy. Once he becomes President, Mr. Benson will cease serving as Fannie Mae’s Executive Vice President and Chief Financial Officer, a position he has held since April 2013. Mr. Benson previously served as Executive Vice President—Capital Markets, Securitization & Corporate Strategy from 2012 to April 2013 and as Executive Vice President—Capital Markets from 2009 to 2012. He also served as Treasurer from 2010 to 2012. Mr. Benson previously served as Fannie Mae’s Executive Vice President—Capital Markets and Treasury from 2008 to 2009, as Fannie Mae’s Senior Vice President and Treasurer from 2006 to 2008, and as Fannie Mae’s Vice President and Assistant Treasurer from 2002 to 2006. Prior to joining Fannie Mae, Mr. Benson was Managing Director in the fixed income division of Merrill Lynch & Co. From 1988 through 2002, he served in several capacities at Merrill Lynch in the areas of risk management, trading, debt syndication and e-commerce based in New York and London.
Under the revised leadership structure described above, Fannie Mae’s current President and Chief Executive Officer, Timothy J. Mayopoulos, will no longer serve as President, effective August 6, 2018. On July 23, 2018, Mr. Mayopoulos notified the company that he will step down from his position as Chief Executive Officer and as a member of the company’s Board of Directors by the end of the year. He will remain the company’s Chief Executive Officer and a member of the company’s Board of Directors until his departure. As Chief Executive Officer, he will continue to set the overall enterprise vision and strategic direction of the company, and oversee the company's control functions. The Board of Directors announced that it will conduct a search for a successor to Mr. Mayopoulos.
On July 23, 2018, Fannie Mae also appointed Celeste M. Brown, age 42, as Executive Vice President and Chief Financial Officer of the company, effective August 6, 2018. Once she becomes Executive Vice President and Chief Financial Officer, Ms. Brown will cease serving as Fannie Mae’s Senior Vice President and Deputy Chief Financial Officer, a position she has held since May 2017, when she joined Fannie Mae. Prior to joining Fannie Mae, Ms. Brown served in a variety of roles at Morgan Stanley from 1999 to April 2017, including as Global Treasurer from November 2014 to April 2017 and as Head of Investor Relations from October 2010 to November 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL NATIONAL MORTGAGE ASSOCIATION

By	/s/ Brian P. Brooks
Brian P. Brooks Executive Vice President, General Counsel and Corporate Secretary

Date: July 24, 2018